FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of April 10, 2014, by and between Comerica Bank, a Texas banking association, (the “Bank”) and Biolase, Inc., a Delaware corporation (the “Borrower”), with reference to the following facts:

A. Borrower has borrowed funds from Bank as follows:

(1) under a domestic line of credit (the “Domestic Line of Credit”) pursuant to the Loan and Security Agreement dated May 24, 2012, as amended by Amendment No. 1 to Loan and Security Agreement dated August 6, 2012, Amendment No. 2 to Loan and Security Agreement dated May 7, 2013, Amendment No. 3 to Loan and Security Agreement dated September 6, 2013, and Amendment No. 4 to Loan and Security Agreement between Bank and Borrower (the “Loan Agreement”); and

(2) under a foreign line of credit (the “Export Line of Credit”) pursuant to a Borrower Agreement by and between Bank and Borrowers dated as of May 24, 2012 (the “Borrower Agreement”) and pursuant to a the Letter Agreement dated May 24, 2012 between Borrower and Bank (“Ex-Im Facility Agreement”) (the “Letter Agreement”), which Export Line of Credit is guaranteed (the “Ex Im Guaranty”) by the Export Import Bank of the United States (the “Ex Im Bank”).

B. BL Acquisition Corp. a Delaware corporation and BL II Acquisition Inc. a Delaware corporation have guaranteed payment of the Domestic Line of Credit, and the Export Line of Credit pursuant to a Guaranty dated May 24, 2012, executed by Guarantors in favor of Bank, as amended (“Guaranties”).

C. The Domestic Line of Credit is evidenced by the Loan Agreement. The Export Line of Credit is evidenced by the $4,000,000.00 Master Revolving Note dated May 7, 2013, made by Borrower to Bank, (the “Export Note”).

D. As of April 4, 2014, Borrower owed Bank the sum of:

(1) under the Domestic Line of Credit, a principal amount of $780,186.04 (not including, to the extent applicable, any contingent obligations, e.g. those arising out of any undrawn letters of credit issued by Bank for any Borrower’s benefit) and accrued and unpaid interest in the amount of $327.97; plus

(2) under the Export Line of Credit, a principal amount of $1,954,470.96 (not including, to the extent applicable, any contingent obligations) and accrued and unpaid interest in the amount of $775.27; plus

(3) any overdrafts in any bank accounts of any of the Borrowers at Bank; plus

(4) legal fees and costs and all other outstanding amounts and costs of enforcement due under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement and hereby deemed to include the Loan Agreement, the Borrower Agreement, the Letter Agreement, the Guaranty, and the Export Note).

The foregoing amounts, plus accruing interest and costs to the date of this Agreement and accrued and accruing attorney fees and costs are collectively referred to herein as the “Existing Debt”.

E. An Event of Default has occurred and exists under the Loan Agreement as follows (the “Existing Default”):

(1) Borrower failed to comply with Section 6.7(a)(i) [Liquidity Ratio] of the Loan Agreement as of February 28, 2014.

F. The Existing Default entitles Bank immediately to enforce all the remedies set forth in the Loan Documents. Borrower has asked Bank to forbear from exercising those remedies as a result of the Existing Default, and Bank has agreed, provided Borrower enters into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement or, if applicable, the Letter Agreement..

2. Acknowledgement of Liability. As of the date of this Agreement, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Documents and hereby forever waives and relinquishes any and all claims, set-offs or defenses that Borrower may now have with respect to the payment of sums due to Bank and the performance of other obligations under the Loan Documents. The security interests granted to Bank in the Loan Documents in the Collateral remain perfected, first priority liens.

3. Conditional Waiver of Defaults. Bank conditionally waives (and such waiver applies only to) the Existing Default, but not at or for any subsequent time. Bank’s waiver is conditioned upon: (i) timely execution of this Agreement; (ii) full and timely performance of all of Borrower’s and Guarantors’ obligations under this Agreement; and (iii) no new or further defaults occurring under this Agreement, the Loan Agreement or any other Loan Document. This provision is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the Existing Default.

4. Forbearance. Borrower acknowledges the existence of the Existing Default under the Loan Agreement. Borrower further acknowledges and agrees that Bank is not in any way agreeing to waive such Existing Default as a result of this Agreement or the performance by the parties of their respective obligations hereunder or thereunder. Subject to the conditions contained herein and performance by Borrower of all of the terms of this Agreement and the Loan Agreement after the date hereof, Bank shall, until the earliest of (i) May 1, 2014, (ii) such date that there shall occur any further Event of Default, or (iii) any date on which Bank terminates the forbearance under this Agreement pursuant to the terms hereof (the “Forbearance Period”), forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Existing Default. Such forbearance does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Agreement or this Agreement. This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Agreement.

5. Repayment.

(a) Borrower shall continue to make all payments as they become due under the Loan Agreement, the Export Note, and the other Loan Documents. Borrower shall repay the entire principal balance, all accrued but unpaid interest, and all other amounts owing to Bank under the Loan Agreement and this Agreement on May 1, 2014 or, if sooner, the date Borrower receives the net proceeds of any equity offering.

(b) In consideration of Bank’s execution of this Agreement, Borrower shall pay Bank a forbearance fee equal to $10,000.00 (the “Forbearance Fee”), which fee shall be due and payable within five (5) days from the date of this Agreement. The Forbearance Fee shall be fully earned and nonrefundable as of the date of this Agreement.

6. Ratification by Borrower of Bank’s First Priority Security Interest in Collateral. Borrower hereby confirms and ratifies Bank’s first priority lien and security interest in and to all Collateral. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Agreement and the Loan Agreement. Borrower authorizes Bank to file such financing statements and amendments relating to the Collateral. Such liens and security interests shall secure all of the obligations of Borrower under this Agreement and the Loan Agreement.

7. Discretionary Advances. Borrowers acknowledge that Bank has no obligation to make any Disbursement or advance under the Domestic Line of Credit, the Export Line of Credit, or under any of the Loan Documents and that any Disbursement or advance made after the date of this Agreement will be deemed made in Bank’s sole discretion.

8. Receipt and Application of Payments. All payments hereunder and under the Loan Agreement may, at Bank’s option, first be applied against Bank Expenses and accrued and unpaid interest, and the balance against the principal portion of the Existing Debt in reverse order of maturity, all in Bank’s sole and absolute discretion. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default pursuant to this Agreement, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise all rights conferred upon it herein or in the Loan Agreement upon the occurrence of an Event of Default. To the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Existing Debt, or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

9. Bank Expenses. Borrower shall reimburse Bank for all expenses incurred by Bank, at any time on, before or after the date hereof in connection with (i) preparing and negotiating this Agreement; (ii) protecting Bank’s security interests and liens in the Collateral; and (iii) any matters contemplated by or arising out of this Agreement or the Loan Agreement including, by way of illustration only, any action taken (a) to commence, prosecute, defend or intervene in any litigation (adversary proceeding or otherwise) or to file a petition, complaint, answer, motion or other pleadings, (b) to take any other action in or with respect to any suit, case, motion, appeal or proceeding (bankruptcy or otherwise), (c) to draft documents in connection with any of the foregoing or in connection with any proposed modification or amendment of this Agreement or the Loan Agreement, or any proposed waiver, extension or refinance of the Existing Debt, including, but not limited to, all outside counsel fees incurred by Bank in connection with the preparation and negotiation of this Agreement and the Loan Agreement, (d) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or assets of Borrower, (e) to attempt to enforce any rights of Bank to collect any part of the Existing Debt, or (f) any matter relating to the ongoing administration of this Agreement or the Loan Agreement (collectively “Bank Expenses”). Bank Expenses shall also include all expenditures by Bank, including payment made by Bank for taxes, insurance, assessments, costs or expenses which Borrower is required to pay under this Agreement or the Loan Agreement, but fails to pay; inside and outside counsel fees and any expenses, costs and charges relating to such expenditures (including, without limitation, all fees of legal assistants and other staff employed by such attorneys); and all other expenses of any kind whatsoever incurred by Bank in connection with administration of this Agreement and the Loan Agreement, whether such expenditures, fees and expenses are incurred before, after or in connection with the commencement of an Insolvency Proceeding, including any actions taken in connection with cash collateral orders, motions for relief from any stays, preparation for any objections to plans of reorganization and any other negotiations, actions or appeals entered into, taken or made in connection with the reorganization, bankruptcy or liquidation of Borrower or the Collateral. With respect to any Bank Expenses owing by Borrower to Bank incurred prior to the execution of this Agreement, such amounts shall be paid within ten (10) days of Borrower’s receipt of notice from Bank of the amount of such fees and costs. With respect to all other Bank Expenses owing by Borrower to Bank, such amounts shall be paid within ten (10) days of Borrower’s receipt of notice from Bank of the existence and amount of such Bank Expenses.

10. Audits. Bank shall have a right at any time after the date of this Agreement to audit Borrower’s Accounts and the Collateral at Borrower’s expense.

11. Representations and Warranties.

(a) Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Documents, other than the Existing Default.

(b) The forbearance period granted pursuant to the terms of this Agreement is reasonable and is based upon the projections of Borrower.

(c) All representations and warranties of Borrower in this Agreement and the Loan Agreement are true and correct as of the date hereof, and shall survive the execution of this Agreement.

(d) All of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts are with Bank other than as follows:

•	Biolase Europe, General – Raiffeisenbank

•	Biolase Europe, Payroll – Raiffeisenbank

•	Biolase Spain – Barclay’s Spain

•	Biolase India, General – Axis Bank

12. Amendments to Loan Documents.

(a) Amendment to Loan Agreement. The Loan Agreement is amended as follows:

(i) The following term and its associated definition appearing in Exhibit A is amended entirely to read as follows:

“Revolving Line” means a Credit Extension of up to Two Million Dollars ($2,000.000.00).”

(b) Amendment to Letter Agreement. The Letter Agreement is amended as follows:

(i) The defined term “Maximum Amount” is hereby amended to mean Two Million Dollars ($2,000.000.00).

(c) Amendment to Export Note. The Export Note is amended to reduce its face amount from Four Million Dollars ($4,000.000.00) to Two Million Dollars ($2,000.000.00).

13. Default. In addition to all other Event(s) of Default under the Loan Agreement, the following shall constitute Events of Default under this Agreement:

(a) Borrower’s failure to pay any amount when due under this Agreement or to perform any covenant or other agreement contained in this Agreement or any other document entered into pursuant hereto;

(b) If any warranty or representation of Borrower or any Guarantor in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to Bank by or on behalf of Borrower or any Guarantor shall prove to be false or misleading in any material respect; and

(c) Bank’s determination, in its sole and absolute discretion, that Borrower may not be able to pay all or any part of the Obligations, or to satisfy any condition, or to perform any obligation under this Agreement or any of the Loan Documents.

14. Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(i) Without notice to Borrower, set off and apply to the amounts due and owing under the Loan Agreement and this Agreement:

(1) any and all cash or certificates of deposit held by Bank for whatever purpose;

(2) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(ii) Take action against Borrower for payment under the Loan Documents and this Agreement;

(iii) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts; and/or

(iv) Exercise any right and remedy authorized by the Loan Documents and/or this Agreement and/or applicable law.

(b) Bank’s rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on the part of Borrower shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. Bank shall have the right to take any action it deems necessary against Borrower in order to enforce or perfect, or to realize on its security interest in the Collateral.

15. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

16. Conditions Precedent. The effectiveness of this Agreement is subject to Bank’s receipt of all of the following:

(a) this Agreement and such other agreements and instruments reasonably requested by Bank pursuant hereto (including such documents as are necessary to create and perfect Bank’s interest in the Collateral), each duly executed by Borrower;

(b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, in form acceptable to Bank;

(a) a Reaffirmation of Guaranties by the Guarantors in the form attached to this Agreement;

(b) payment of all Bank Expenses incurred through the date of this Agreement;

(c) payment of the Forbearance Fee; and

(d) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

17. Approval of Ex Im Bank. Borrower acknowledges that Ex Im Bank needs to approve the forbearance under this Agreement and any further advances under the Export Line of Credit notwithstanding the Existing Default. If Ex Im Bank declines to approve this Agreement, Bank may, but is not obligated to, terminate the period of forbearance.

18. Waiver of Notice and Cure. Borrower acknowledges that Events of Default have occurred under the Loan Documents that, but for this Agreement, would have entitled Bank to exercise all the remedies available to Bank under the Loan Documents and applicable law. Borrower waives all notices of default and rights to cure that are otherwise provided in the Loan Agreement or applicable law, including, but not limited to, rights to notice and redemption under California Uniform Commercial Code sections 9611, 9620 and 9623. Borrower further waives any claim that a sale or other disposition by Bank of the Collateral is not commercially reasonable because Bank disclaims any warranties with respect to such sale or other disposition, including, without limitation, disclaimers of warranties relating to title, possession, quiet enjoyment, or the like.

19. Release.

(a) Borrower acknowledges that Bank would not enter into this Agreement without Borrower’s assurance hereunder. Except for the obligations arising hereafter under this Agreement, Borrower hereby absolutely discharges and releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

(b) Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c) The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

(d) Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

(e) The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

20. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank’s security interests in Borrower’s property, and to accomplish the objectives of this Agreement.

21. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement. Borrower has executed this Agreement after reviewing and understanding each provision of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein.

22. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b) Integration. This Agreement and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

(c) Entire Agreement. This Agreement and the Loan Agreement contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

(d) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

(e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Loan Documents.

(f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

(g) Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

(h) WAIVER OF JURY. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

(i) Reference Provision.

1. In the event that the Jury Trial Waiver provision contained in the Agreement is not enforceable, the parties elect to proceed under this Reference Provision.

2. With the exception of the items specified in clause 4, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

3. The matters that shall not be subject to a reference are the following: (i) non-judicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

4. The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

5. The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

6. The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

7. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

8. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

9. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

10. THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

23. Assignment and Indemnity. Borrower consents to Bank’s assignment of all or any part of Bank’s rights under this Agreement and the other Loan Documents. Borrower shall indemnify and defend and hold Bank and any assignee of Bank’s interests harmless from any actions, costs, losses or expenses (including attorneys’ fees) arising out of such assignment, this Agreement and the Loan Agreement.

[end of agreement — signatures appear on following page]

IN WITNESS WHEREOF the undersigned have executed this Forbearance Agreement as of the first date above written.

Comerica Bank	Biolase, Inc.
By: /s/ David R. Ferree	By: /s/ Frederick D. Furry

Name: David R. Ferree Title: Vice President	Name: Frederick D. Furry Title: Chief Financial Officer
Address for notices:	Address for notices:
333 West Santa Clara Street 12th Floor, Dept. MC4841 San Jose, CA 95113 Fax: 408-556-5855	4 Cromwell Irvine, CA 92618 Attn: Federico Pignatelli, Chairman and CEO FAX: (949) 273-6685